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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements of ADAC Laboratories on Form S-8 (File Nos. 333-53849, 333-53871 and 333-34629) of our report dated February 26, 1998, on our audits of the consolidated financial statements and financial statement schedules of ADAC Laboratories as of September 27, 1998 and September 28, 1997, and for each of the three fiscal years ended September 27, 1998, which is included under Item 8. Financial Statements and Supplemental Data of this Form 10-K.

San Jose, California
February 26, 1998